EXHIBIT 16.1

Lichter, Yu & Associates
Certified Public Accountants
9191 Towne Centre Drive, Suite 406
San Diego, CA 92122

April 3, 2006

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549-0504

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated April 3, 2006, of Yarraman Winery, Inc., and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Lichter, Yu & Associates

Lichter, Yu & Associates